Exhibit 10.24

FIRST AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”), effective as of June 27, 2005, is entered into by and between PETCO ANIMAL SUPPLIES STORES, INC., a Delaware corporation (formerly named PETCO Animal Supplies, Inc.) (the “Company”), and Brian K. Devine (“Consultant”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement (as defined below). All Section, Exhibit and Annex references in this Amendment are to Sections, Exhibits and Annexes of the Original Agreement.

WHEREAS, the Company and Consultant are parties to that certain Consulting Agreement (the “Original Agreement”) effective as of November 29, 2001.

WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of January 13, 2005, the Operating Company implemented a holding company form of organizational structure (the “Reorganization”) by the merger of PETCO Merger Co., a Delaware corporation and a wholly-owned subsidiary of PETCO Animal Supplies, Inc., a Delaware corporation (“Parent”), with and into the Company, with the Company being the surviving corporation. As a result of the Reorganization, the Company became a direct, wholly-owned subsidiary of Parent and ceased to be a publicly-traded company. Parent is now a publicly-traded company on the Nasdaq National Market.

WHEREAS, the parties desire to amend the Original Agreement as set forth below to reflect the Reorganization.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby amend the Original Agreement as follows:

1. References to Parents and Subsidiaries of Company. The words “or any parent or subsidiary of Company” are hereby added to the end of Section 1, after the second to last reference to “Company” in Section 5, after the first reference to “Company” in Section 7 and after the first reference to “Company” in Section 8. The following sentence is hereby added to the end of Section 6: “For purposes of this Section 6, the term “Company” shall include all parents and subsidiaries of Company.

2. References to Employment Agreement. All references to the “Employment Agreement” in the Original Agreement shall be deemed references to that certain Amended and Restated Employment Agreement effective as of October 2, 2000, between Company and Consultant, as amended by that certain First Amendment to Employment Agreement effective as of June 27, 2005, among Company, Parent and Consultant, as further amended from time to time.

3. Miscellaneous. This Amendment shall be and is hereby incorporated in and forms a part of the Original Agreement. All other terms and provisions of the Original Agreement shall remain unchanged except as specifically modified herein.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

PETCO ANIMAL SUPPLIES STORES, INC.

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief Financial Officer

CONSULTANT

/s/ Brian K. Devine
Brian K. Devine

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